                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          CORTEX PHARMACEUTICALS, INC.,
                             a Delaware corporation



          CORTEX PHARMACEUTICALS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

          (1) The name of the corporation is Cortex Pharmaceuticals, Inc. (the "Corporation"). The Corporation was originally incorporated under the name X-Age, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 10, 1987.

          (2) This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

          (3) The text of the Restated Certificate of Incorporation, as heretofore amended or supplemented, is hereby restated to read in its entirety as follows:

     "FIRST:  The name of this corporation is Cortex Pharmaceuticals, Inc.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:   (A) (1)  The aggregate number of shares which the Corporation shall have authority to issue is 35,000,000, of which 5,000,000 shares of the par value of $.001 per share shall be designated "Preferred Stock" and 30,000,000 shares of the par value of $.001 per share shall be designated "Common Stock."

          (2) Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series and the designations, powers, preferences, rights, qualifications, limitations, and restrictions of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

     (B)  9% CUMULATIVE CONVERTIBLE PREFERRED STOCK

          A series of Preferred Stock, consisting of 1,250,000 shares of the authorized but unissued Preferred Stock of the Corporation is hereby created. The designation, powers, preferences, rights, qualifications, limitations, and restrictions of this series, are as follows:

          (1) DESIGNATION OF SERIES. The designation of the series of preferred stock created hereby shall be 9% Cumulative Convertible Preferred Stock, par value .001 per share (the "9% Preferred Stock"). The shares of the 9% Preferred Stock shall be fully-paid and nonassessable.

          The number of shares of 9% Preferred Stock may be decreased (but not below the number of shares then outstanding) or increased by a certificate executed, acknowledged, filed, and recorded in accordance with the General Corporation Law of the State of Delaware setting forth a statement that a specified decrease or increase, as the case may be, thereof had been authorized and directed by a resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the certificate of incorporation of the Corporation.

          (2) DIVIDENDS. The fixed dividend rate for the 9% Preferred Stock shall be $.09 per share per annum, and no more, and dividends shall be cumulative from June 15, 1989 payable in equal semiannual amounts on the fifteenth day of June and December in each year for the semiannual dividend periods ending respectively on the dates immediately preceding such dates, commencing on June 15, 1989.

          (3) CONVERSION. The holders of shares of 9% Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock at any time on the following terms and conditions:

               (a) Each share of 9% Preferred Stock shall be convertible at the option of the holder thereof at the office of the Corporation or at the office of the transfer agent, if any, for the 9% Preferred Stock into shares of duly authorized, fully paid, and non-assessable shares of Common Stock at the conversion price of $1.50 per share of Common Stock (the "Conversion Rate"), subject to adjustment as provided in Section (B)(3)(c) of this Article FOURTH. The number of shares of Common Stock to be delivered upon conversion of the 9% Preferred Stock shall be determined by dividing the liquidation amount ($1.00 per share) of the shares surrendered by the Conversion Rate at the time of surrender, calculated to the nearest 1/100th of a share (fractions of less than 1/100 being disregarded). The Corporation shall make no payment or adjustment on the account of any unpaid cumulative dividends on the shares of 9% Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock. In case of the call for redemption by the Corporation of any shares of 9% Preferred Stock, such right of conversion shall cease and terminate, as to the shares designated for redemption, from and after the dates specified for redemption pursuant to the provisions of Section (B)(5) of this Article FOURTH.

               (b) Before any holder of shares of 9% Preferred Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or the transfer agent therefor, if any, and shall give written notice to the Corporation that he elects to convert all or part of the shares represented by the certificate or certificates and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. The Corporation will, as soon as practicable thereafter, issue and deliver to such holder of shares of 9% Preferred Stock, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as hereinafter provided. If surrendered certificates for 9% Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to his nominee or nominees, a new certificate or certificates representing the aggregate of the unconverted shares of 9% Preferred Stock. Shares of 9% Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

               (c) The Conversion Rate shall be subject to adjustment as follows:

                    (i) In case the Corporation shall (w) pay a dividend or make a distribution on its outstanding shares of Common Stock in shares of its capital stock (whether shares of its Common Stock or of capital stock of any other class), (x) subdivide its outstanding shares of Common Stock,
     (y) combine its outstanding shares of Common Stock into a smaller number of shares, or (z) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the Conversion Rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of 9% Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action had such shares of 9% Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subsection (i) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification.

                   (ii) In case the Corporation shall issue to holders of shares of its outstanding Common Stock generally any rights, options, or warrants entitling them to subscribe for or purchase (w) shares of its Common Stock, (x) any assets of the Corporation, (y) any securities of the Corporation (except its Common Stock) or of any corporation other than the Corporation, or (z) any rights, options, or warrants entitling them to subscribe for or to purchase any of the foregoing securities, whether or not such rights, options, or warrants are immediately exercisable (hereinafter collectively called a "Distribution on Common Stock"), the Corporation shall issue to the holders of outstanding shares of 9% Preferred Stock the Distribution on Common Stock to which they would have been entitled if they had converted the shares of 9% Preferred Stock held by them into Common Stock immediately prior to the record date for the purpose of determining stockholders entitled to receive such Distribution on Common Stock.

               (d) DE MINIMUS CHANGES. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the

Conversion Rate; provided, however, that any adjustments which by reason of this Section (B)(3)(d) of this Article FOURTH are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section (B)(3)(c) of this Article FOURTH shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

               (e) NOTICE OF ADJUSTMENT. Whenever the Conversion Rate is adjusted, as herein provided, the Corporation shall promptly cause a notice setting forth the adjusted Conversion Rate to be mailed to the holders of the 9% Preferred Stock.

               (f) NO FRACTIONAL SHARES TO BE ISSUED. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of 9% Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of 9% Preferred Stock (or specified portions thereof), the Corporation shall pay in cash to the holders of such 9% Preferred Stock in respect of such fraction of a share an amount equal to the same fraction of the fair market value per share of Common Stock as determined by the Board of Directors in its sole discretion.

               (g) EFFECT OF SALE, MERGER, OR CONSOLIDATION. In the event of any capital reorganization of the Corporation, or of any reclassification (other than a change in par value) of the Common Stock, or of any conversion of the Common Stock into securities of another corporation, or the consolidation of the Corporation with, or the merger of the Corporation into, any other corporation where the Corporation is not the surviving corporation or in the event of the sale of all or substantially all of the properties and assets of the Corporation to any other corporation (each such event hereinafter being referred to as a "Capital Change"), a share of 9% Preferred Stock shall be convertible after such Capital Change, upon the terms and conditions herein specified, for the number of shares of stock or other securities or property of the Corporation, or of the corporation into which shares of Common Stock are converted or resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the shares of Common Stock issuable (at the time of such Capital Change) upon conversion of such share of 9% Preferred Stock would have been entitled upon such Capital Change. In any such case, if necessary, the provisions set forth in this Section (B)(3) of Article FOURTH with respect to the rights and interests thereafter of the holders of the 9% Preferred Stock shall be appropriately adjusted so as to be reasonably applicable to any shares of stock or other securities or property thereafter deliverable on the conversion of the 9% Preferred Stock. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock for the purpose of this Section (B)(3)(g) of this Article FOURTH. The Corporation shall not effect any consolidation, merger, or sale resulting in a Capital Change, unless prior to or simultaneously with the consummation thereof, any successor corporation or corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the holder of each share of 9% Preferred Stock such shares of stock, securities, or assets as the holders of 9% Preferred Stock may be entitled to receive upon exercise of the 9% Preferred Stock in accordance with the foregoing provisions, and the other obligations of the Corporation hereunder.

               (h)  NOTICE OF RECLASSIFICATION OR RECAPITALIZATION, ETC.

          In case:

                    (i) the Corporation shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase shares of its capital stock or of any other right;

                    (ii) the Corporation shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets or the change or adoption of a dividend policy;

                    (iii) of any subdivision, combination, or reclassification of Common Stock, or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

                    (iv) of the voluntary or involuntary dissolution, liquidation, or winding up of the Corporation;

then the Corporation shall mail to the holders of 9% Preferred Stock at least 10 days prior to the applicable record date hereinafter specified in clauses (x) and (y) below, a notice stating (x) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants, or distribution are to be determined, or (y) the date on which any such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, or other action. The failure to give the notice required by this Section (B)(3)(h) of this Article FOURTH or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, or other action, or the vote upon any of the foregoing.

               (i) RESERVATION OF SHARES FOR ISSUANCE UPON CONVERSION. The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, free from preemptive rights, solely for the purpose of issuance upon conversion of the 9% Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of the 9% Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issuable upon conversion of the 9% Preferred Stock as herein provided shall, when issued, be duly authorized, validly issued, and fully paid and nonassessable, free of all liens and charges and not subject to preemptive rights and that, upon conversion of the 9% Preferred Stock, the appropriate capital stock accounts of the Corporation shall be duly credited.

               (j) PAYMENT OF TAXES ON SHARES ISSUED UPON CONVERSION. The issuance of certificates for shares of Common Stock upon the conversion of shares of the 9%

Preferred Stock shall be made without charge to the converting holders for any tax in respect of the issuance of such certificates and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of the shares of the 9% Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the shares of the 9% Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (4)  REDEMPTION OF 9% PREFERRED STOCK BY HOLDERS

               (a) RIGHT TO REDEEM 9% PREFERRED STOCK. Subject to and upon compliance with the provisions of this Section (B)(4) of this Article FOURTH, at any time during the six-month period following the date of the written notice referred to in Section (B)(4)(c) of this Article FOURTH, the holder of shares of 9% Preferred Stock shall have the option, but not the obligation, to require the Corporation to redeem his shares of 9% Preferred Stock at a price of $1.00 per share of 9% Preferred Stock to be redeemed. A holder of shares of 9% Preferred Stock wishing to require the Corporation to redeem such shares shall surrender the shares which are to be so redeemed to the Corporation or to such agent as may be appointed by the Corporation for such purpose at any time during such six-month period during usual business hours accompanied by a written notice of election to redeem and, if so required by the Corporation, by a written instrument or instruments of transfer in form satisfactory to the Corporation duly executed by the holder or his attorney duly authorized in writing.

               (b) PAYMENT OF REDEMPTION PRICE. As promptly as practicable after the surrender, as herein provided, of shares of 9% Preferred Stock for redemption, the Corporation shall pay or cause to be paid to or upon the written order of the holder of the shares of 9% Preferred Stock so surrendered an amount equal to $1.00 multiplied by the number of shares so surrendered in accordance with the provisions of Section (B)(4)(a) of this Article FOURTH. Such redemption shall be deemed to have occurred at the time that such shares of 9% Preferred Stock shall have been surrendered for redemption in accordance herewith and the rights of the holder of such shares of 9% Preferred Stock as a holder of 9% Preferred Stock shall cease at such time. In the case of any shares of 9% Preferred Stock which are redeemed in part only, upon such redemption the Corporation shall execute and deliver to the holder thereof, as requested by such holder, a new certificate for shares of 9% Preferred Stock of authorized denominations equal to the unredeemed portion of such shares of 9% Preferred Stock.

               (c) NOTICE OF RIGHT OF REDEMPTION. Within 30 days after the Corporation determines that, as of the last day of any calendar quarter, the total stockholders' equity of the Corporation exceeds $5,000,000 (as determined in accordance with generally accepted accounting principles applied in a consistent manner with prior periods), the Corporation shall give notice thereof to the holders of the 9% Preferred Stock. Such notice shall specify the redemption price and the period of time during which holders of 9% Preferred Stock may cause such shares to be redeemed by the Corporation as described in Section (B)(4) of this Article FOURTH.

          (5)  REDEMPTION OF 9% PREFERRED STOCK BY THE CORPORATION

               (a) RIGHT TO REDEEM 9% PREFERRED STOCK. The 9% Preferred Stock may be redeemed, at the option of the Corporation, in whole or in part, at any time at a price of $1.00 per share. If the Corporation desires to redeem the shares of 9% Preferred Stock, the Corporation shall give the holders thereof notice of such redemption, which notice shall set forth the number of shares to be redeemed and the place and date fixed for redemption, which date shall be not less than 30 nor more than 60 days after the date of such notice. On the date fixed for redemption, the holders of shares of 9% Preferred Stock shall surrender the certificates therefor against payment of the redemption amount.
If the shares of 9% Preferred Stock are to be redeemed in part, each such redemption shall be applied pro rata to the shares of 9% Preferred Stock then outstanding.

               (b) PAYMENT OF REDEMPTION PRICE. As promptly as practicable after the surrender, as herein provided, of shares of 9% Preferred Stock for redemption, the Corporation shall pay or cause to be paid to or upon the written order of the holder of the shares of 9% Preferred Stock so surrendered an amount equal to $1.00 multiplied by the number of shares so surrendered in accordance with the provisions of Section (B)(5)(a) of this Article FOURTH. Such redemption shall be deemed to have occurred at the time that such shares of 9% Preferred Stock shall have been surrendered for redemption in accordance herewith and the rights of the holder of such shares of 9% Preferred Stock as a holder of 9% Preferred Stock shall cease at such time. In the case of any shares of 9% Preferred Stock which are redeemed in part only, upon such redemption the Corporation shall execute and deliver to the holder thereof, as requested by such holder, a new certificate for shares of 9% Preferred Stock of authorized denominations equal to the unredeemed portion of such shares of 9% Preferred Stock.

          (6) VOTING. Other than any voting rights created by applicable law, the holders of shares of 9% Preferred Stock shall not be entitled to vote at any election of directors or any other matter upon which holders of the Common Stock have the right to vote or to receive notice of any meeting of stockholders.

          (7) PREFERENCE ON LIQUIDATION, ETC. In the event of any voluntary or involuntary liquidation, distribution of all or substantially all of the assets, dissolution, or winding-up of the Corporation (any such event being hereinafter referred to as a "Liquidation Transaction"), any payment or distribution of the assets of the Corporation (whether capital or surplus), or the proceeds thereof, shall be made to or set apart in the following order of preference: (i) the holders of shares of 9% Preferred Stock shall be entitled to receive payment of $1.00 per share of 9% Preferred Stock held by them, plus any accrued and unpaid dividends on the 9% Preferred Stock, if any (and no more), and, if the assets of the Corporation shall be insufficient to pay in full the preferential amounts set forth in this clause (i), then such assets shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full; and (ii) after payment in full of the preferential amounts set forth in clause (i) above, the holders of shares of Common Stock shall be entitled to receive ratably payment or distribution of the remaining assets per share of Common Stock.

     FIFTH:  Election of directors need not be by written ballot.

     SIXTH: The Board of Directors is authorized to adopt, amend, or repeal By-Laws of the Corporation, except as and to the extent provided in the By-Laws.

     SEVENTH: Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article SEVENTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article SEVENTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted by the By-Laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

     EIGHTH: No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.

          If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation."

          (4) The foregoing Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 245 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the Corporation by Harold R. Hutchings, M.D., its President and Chief Executive Officer, and attested to by D. Scott Hagen, its Assistant Secretary, this 7th day of April, 1989.

                              CORTEX PHARMACEUTICALS, INC.



                              By:   /S/  HAROLD R. HUTCHINGS
                                   -----------------------------------
                                   Harold R. Hutchings, M.D.,
[SEAL]                             President and Chief Executive
                                   Officer


ATTEST:



By:   /s/  D. SCOTT HAGEN
     ------------------------
     D. Scott Hagen,
     Assistant Secretary

                           CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF INCORPORATION
                                       OF
                          CORTEX PHARMACEUTICALS, INC.

                    (Pursuant to Sections 228 and 242 of the
                General Corporation Law of the State of Delaware)



     CORTEX PHARMACEUTICALS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 10, 1987 and was amended on March 17, 1988, May 11, 1988, August 30, 1988 and April 5, 1989, respectively, and was restated on April 11, 1989.

     SECOND: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation entitled to vote thereon for adoption by written consent. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of the corporation be amended by changing paragraph (B)(4) of Article FOURTH so that, as amended, paragraph (B)(4) of Article FOURTH shall read as follows:

          (4)  REDEMPTION OF 9% PREFERRED STOCK BY HOLDERS

               (a) RIGHT TO REDEEM 9% PREFERRED STOCK. Subject to and upon compliance with the provisions of this Section (B)(4) of this Article FOURTH, during the six-month period (the "Election Period") following the date of the Notice (as defined in Section (B)(4)(c) of this Article FOURTH) each holder of shares of 9% Preferred Stock shall have the option, but not the obligation, to require the Corporation to redeem his shares of 9% Preferred Stock at a price of $1.00 per share (the "Redemption Price"). A holder of shares of 9% Preferred Stock wishing to require the Corporation to redeem such shares shall surrender the shares which are to be so redeemed to the Corporation or to such agent as may be appointed by the Corporation for such purpose at any time during the Election Period during usual business hours accompanied by a written notice of election to redeem and, if so required by the Corporation, by a written instrument or instruments of transfer in form satisfactory to the Corporation duly executed by the holder or his attorney duly authorized in writing.

               (b) REDEMPTION PROCEDURE; PAYMENT OF REDEMPTION PRICE. Within ten (10) business days after the expiration of the Election Period, the Corporation shall pay or cause to be paid to or upon the written order of each holder of shares of 9% Preferred Stock surrendered for redemption in accordance with the provisions of Section
(B)(4)(a) of this Article FOURTH an amount equal to the Redemption Price multiplied by the number of shares so surrendered. If the funds of the Corporation legally available for redemption of shares of 9% Preferred Stock as of the last day of the Election Period are insufficient to redeem the total number of shares of 9% Preferred Stock surrendered for redemption as provided herein, those funds which are legally available shall be used to redeem the maximum possible number of shares of 9% Preferred Stock which are so surrendered for redemption. In the event a greater number of shares of 9% Preferred Stock are surrendered for redemption according to Section (B)(4) of this Article FOURTH than may lawfully be purchased by the Corporation on the last day of the Election Period, the shares of 9% Preferred Stock so surrendered for redemption shall be redeemed pro rata, according to the number of shares of 9% Preferred Stock duly surrendered for redemption by each holder of shares of 9% Preferred Stock. Such redemption shall be deemed to have occurred as of the last day of the Election Period, and from and after such date the shares of 9% Preferred Stock so redeemed shall be deemed to be no longer outstanding, each surrendered certificate shall be cancelled and retired, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except the rights to receive from the Corporation payment of the Redemption Price of such shares, without interest. In the case of any shares of 9% Preferred Stock which are redeemed in part only, upon such redemption the Corporation shall execute and deliver to the holder thereof, as requested by such holder, a new certificate for shares of 9% Preferred Stock of authorized denominations equal to the unredeemed portion of such shares of 9% Preferred Stock.

               (c) NOTICE OF RIGHT OF REDEMPTION. Within thirty (30) days after the last day of the first calendar quarter with respect to which the Corporation determines that, as of the last day of such calendar quarter, the total stockholders' equity of the Corporation exceeds $5,000,000 (as determined in accordance with generally accepted accounting principles applied in a consistent manner with prior periods), the Corporation shall give a notice (the "Notice") thereof to the holders of the 9% Preferred Stock. Such Notice shall state the Redemption Price and the period of time during which holders of shares of 9% Preferred Stock may elect to have such shares redeemed by the Corporation as described in Section (B)(4) of this Article FOURTH.

               (d) WITHDRAWAL RIGHTS. Any holder of 9% Preferred Stock who, during the Election Period, duly elects to require the Corporation to redeem some or all of his shares of 9% Preferred Stock and surrenders the certificate or certificates representing such shares for redemption may withdraw such election at any time during the Election Period by giving written notice by mail, postage-prepaid, to the Corporation at its principal executive office.
The Corporation shall, as soon as practicable thereafter, return the certificate or certificates representing the shares of 9% Preferred Stock which such holder shall have surrendered for redemption to the holder at his address as it appears on the records of the Corporation, and such shares shall remain outstanding and entitled to all the rights and preferences provided herein.

     THIRD: The foregoing amendment to the Certificate of Incorporation was duly adopted by the stockholders of the Corporation by written consent given in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware and written notice of such action has been given as provided in Section 228 of the General Corporation Law of the State of Delaware.

     FOURTH: This amendment to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the Office of the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Harold R. Hutchings, M.D., its President, and attested to by D. Scott Hagen, its Assistant Secretary, this 26th day of June, 1989.


                              CORTEX PHARMACEUTICALS, INC.



[SEAL]
                              By: /s/  HAROLD R. HUTCHINGS
                                 ------------------------------------
                                      Harold R. Hutchings, President


ATTEST:



By: /s/  D. SCOTT HAGEN
   --------------------------
     D. Scott Hagen,
     Assistant Secretary

                           CERTIFICATE OF DESIGNATION,
                            PREFERENCES AND RIGHTS OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                          CORTEX PHARMACEUTICALS, INC.


               (Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware)



     CORTEX PHARMACEUTICALS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority contained in Article Fourth, Section
(A)(2) of its Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock designated as Series B Convertible Preferred
Stock:

     RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be, and hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

          (1) DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting such series shall be 3,750,000. The number of shares of Series B Preferred Stock may be decreased (but not below the number of shares then outstanding) or increased by a certificate executed, acknowledged, filed, and recorded in accordance with the General Corporation Law of the State of Delaware setting forth a statement that a specified decrease or increase, as the case may be, thereof had been authorized and directed by a resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation.

          (2) CONVERSION. The holders of shares of Series B Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock at any time on the following terms and conditions:

               (a) Each share of Series B Preferred Stock shall be convertible at the option of the holder thereof at the office of the Corporation or at the office of the transfer agent, if any, for the Series B Preferred Stock into shares of duly authorized, fully paid, and non-assessable shares of Common Stock at the conversion price of $1.345 per share of Common Stock (the "Conversion Rate"), subject to adjustment as provided in subsection (2)(c) below. The number of shares of Common Stock to be delivered upon conversion of the Series B Preferred Stock shall be determined by dividing the liquidation amount ($0.6667 per share) of the shares surrendered by the Conversion Rate at the time of surrender, calculated to the nearest 1/100th of a share (fractions of less than 1/100 being disregarded). The Corporation shall make no payment or adjustment on the account of any declared but unpaid dividends on the shares of Series B Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock.

               (b) Before any holder of shares of Series B Preferred Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or the transfer agent therefor, if any, and shall give written notice to the Corporation that he elects to convert all or part of the shares represented by the certificate or certificates and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. The Corporation will, as soon as practicable thereafter, issue and deliver to such holder of shares of Series B Preferred Stock, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as hereinafter provided. If surrendered certificates for Series B Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to his nominee or nominees, a new certificate or certificates representing the aggregate of the unconverted shares of Series B Preferred Stock. Shares of Series B Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

               (c) The Conversion Rate shall be subject to adjustment as follows:

                    (i) In case the Corporation shall (w) pay a dividend or make a distribution on its outstanding shares of Common Stock in shares of its capital stock (whether shares of its Common Stock or of capital stock of any other class), (x) subdivide its outstanding shares of Common Stock,
     (y) combine its outstanding shares of Common Stock into a smaller number of shares, or (z) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the Conversion Rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action had such shares of Series B Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subsection
     (i) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification.

                    (ii) In case the Corporation shall issue to holders of shares of its outstanding Common Stock generally any rights, options, or warrants entitling them to subscribe for or purchase (w) shares of its Common Stock, (x) any assets of the Corporation, (y) any securities of the Corporation (except its Common Stock) or of any corporation other than the Corporation, or (z) any rights, options, or warrants entitling them to subscribe for or to purchase any of the foregoing securities, whether or not such rights, options, or warrants are immediately exercisable (hereinafter collectively called a "Distribution on Common Stock"), the Corporation shall issue to the holders of outstanding shares of Series B Preferred Stock the Distribution on Common Stock to which they would have been entitled if they had converted the shares of Series B Preferred Stock held by them into Common Stock immediately prior to the record date for the purpose of determining stockholders entitled to receive such Distribution on Common Stock.

               (d) DE MINIMUS CHANGES. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments which by reason of this subsection (2)(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under subsection (2)(c) above shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

               (e) NOTICE OF ADJUSTMENT. Whenever the Conversion Rate is adjusted, as herein provided, the Corporation shall promptly cause a notice setting forth the adjusted Conversion Rate to be mailed to the holders of the Series B Preferred Stock.

               (f) NO FRACTIONAL SHARES TO BE ISSUED. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock (or specified portions thereof), the Corporation shall pay in cash to the holders of such Series B Preferred Stock in respect of such fraction of a share an amount equal to the same fraction of the fair market value per share of Common Stock as determined by the Board of Directors in its sole discretion.

               (g) EFFECT OF SALE, MERGER, OR CONSOLIDATION. In the event of any capital reorganization of the Corporation, or of any reclassification (other than a change in par value) of the Common Stock, or of any conversion of the Common Stock into securities of another corporation, or the consolidation of the Corporation with, or the merger of the Corporation into, any other corporation where the Corporation is not the surviving corporation or in the event of the sale of all or substantially all of the properties and assets of the Corporation to any other corporation (each such event hereinafter being referred to as a "Capital Change"), a share of Series B Preferred Stock shall be convertible after such Capital Change, upon the terms and conditions herein specified, for the number of shares of stock or other securities or property of the Corporation, or of the corporation into which shares of Common Stock are converted or resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the shares of Common Stock issuable (at the time of such Capital Change) upon conversion of such share of Series B Preferred Stock would have been entitled upon such Capital Change. In any such case, if necessary, the provisions set forth in this subsection (2) with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock shall be appropriately adjusted so as to be reasonably applicable to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series B Preferred Stock. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock for the purpose of this subsection
(2)(g). The Corporation shall not effect any consolidation, merger, or sale resulting in a Capital Change, unless prior to or simultaneously with the consummation thereof, any successor corporation or corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the holder of each share of Series B Preferred Stock such shares of stock, securities, or assets as the holders of Series B Preferred Stock may be entitled to receive upon exercise of the Series B Preferred Stock in accordance with the foregoing provisions, and the other obligations of the Corporation hereunder.

               (h)  NOTICE OF RECLASSIFICATION OR RECAPITALIZATION, ETC.

          In case:

                    (i) the Corporation shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase shares of its capital stock or of any other right;

                    (ii) the Corporation shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets or the change or adoption of a dividend policy;

                    (iii) of any subdivision, combination, or reclassification of Common Stock, or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

                    (iv) of the voluntary or involuntary dissolution, liquidation, or winding up of the Corporation;

then the Corporation shall mail to the holders of Series B Preferred Stock at least 10 days prior to the applicable record date hereinafter specified in clauses (x) and (y) below, a notice stating (x) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants, or distribution are to be determined, or (y) the date on which any such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, or other action. The failure to give the notice required by this subsection (2)(h) or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, or other action, or the vote upon any of the foregoing.

               (i) RESERVATION OF SHARES FOR ISSUANCE UPON CONVERSION. The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, free from preemptive rights, solely for the purpose of issuance upon conversion of the Series B Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of the Series B Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issuable upon conversion of the Series B Preferred Stock as herein provided shall, when issued, be duly authorized, validly issued, and fully paid and nonassessable, free of all liens and charges and not subject to preemptive rights and that, upon conversion of the Series B Preferred Stock, the appropriate capital stock accounts of the Corporation shall be duly credited.

               (j) PAYMENT OF TAXES ON SHARES ISSUED UPON CONVERSION. The issuance of certificates for shares of Common Stock upon the conversion of shares of the Series B Preferred Stock shall be made without charge to the converting holders for any tax in respect of the issuance of such certificates and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of the shares of the Series B Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the shares of the Series B Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (3) VOTING. Other than any voting rights created by applicable law, the holders of shares of Series B Preferred Stock shall not be entitled to vote at any election of directors or any other matter upon which holders of the Common Stock have the right to vote or to receive notice of any meeting of stockholders.

          (4) PREFERENCE ON LIQUIDATION, ETC. In the event of any voluntary or involuntary liquidation, distribution of all or substantially all of the assets, dissolution, or winding-up of the Corporation (any such event being hereinafter referred to as a "Liquidation Transaction"), any payment or distribution of the assets of the Corporation (whether capital or surplus), or the proceeds thereof, shall be made to or set apart in the following order of preference: (i) the holders of shares of 9% Cumulative Convertible Preferred Stock of the Corporation shall be entitled to receive the preferential amounts set forth in Article Fourth, Section (B)(7) of the Corporation's Restated Certificate of Incorporation; (ii) after payment in full of the preferential amounts with respect to the 9% Cumulative Convertible Preferred Stock and prior to and in preference to any distribution of any assets of the Corporation to the holders of the Common Stock, the holders of shares of Series B Preferred Stock shall be entitled to be paid, by reason of their ownership thereof, the amount of $0.6667 per share of Series B Preferred Stock, plus any declared and unpaid dividends on the Series B Preferred Stock, if any (and no more), and, if the assets of the Corporation then available for distribution shall be insufficient to pay in full the preferential amounts set forth in this clause (ii), then such assets shall be distributed ratably among the holders of Series B Preferred Stock in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full; and (iii) after payment in full of the preferential amounts set forth in clauses (i) and (ii) above, the holders of shares of Common Stock shall be entitled to receive ratably payment or distribution of the remaining assets of the Corporation available for distribution.

          (5)  DIVIDENDS.  Subject to the provisions of Article Fourth, Section
(B)(2), of the Corporation's Restated Certificate of Incorporation with respect to the 9% Cumulative Convertible Preferred Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive cash dividends as, if and when declared by the Board of Directors of the Corporation, out of any assets of the Corporation legally available therefor.

          (6)  REDEMPTION BY THE CORPORATION.

               (a) RIGHT TO REDEEM. The Series B Preferred Stock may be redeemed, at the option of the Corporation, in whole or in part, at any time after the fifth anniversary date of the Original Issue Date (as such term is defined below) of the Series B Preferred Stock at a price of $0.6667 per share. If the Corporation desires to redeem the shares of Series B Preferred Stock, the Corporation shall give the holders thereof notice of such redemption, which notice shall set forth the number of shares to be redeemed and the place and date fixed for redemption, which date shall be not less than 30 nor more than 60 days after the date of such notice. On the date fixed for redemption, the holders of shares of Series B Preferred Stock shall surrender the certificates therefor against payment of the redemption amount. If the shares of Series B Preferred Stock are to be redeemed in part, each such redemption shall be applied pro rata to the shares of Series B Preferred Stock then outstanding. As used in this Section (6)(a), the term "Original Issue Date" shall refer to the first date on which any shares of Series B Preferred Stock are issued by the Corporation.

               (b) PAYMENT OF REDEMPTION PRICE. As promptly as practicable after the surrender, as herein provided, of shares of Series B Preferred Stock for redemption, the Corporation shall pay or cause to be paid to or upon the written order of the holder of the shares of Series B Preferred Stock so surrendered an amount equal to $0.6667 multiplied by the number of shares so surrendered in accordance with the provisions of Section (6)(a)above. Such redemption shall be deemed to have occurred at the time that such shares of Series B Preferred Stock shall have been surrendered for redemption in accordance herewith and the rights of the holder of such shares of Series B Preferred Stock as a holder of Series B Preferred Stock shall cease at such time. In the case of any shares of Series B Preferred Stock which are redeemed in part only, upon such redemption the Corporation shall execute and deliver to the holder thereof, as requested by such holder, a new certificate for shares of Series B Preferred Stock of authorized denominations equal to the unredeemed portion of such shares of Series B Preferred Stock.

     IN WITNESS WHEREOF, CORTEX PHARMACEUTICALS, INC. has caused this Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock to be duly executed by its President and Chief Executive Officer and attested to by its Assistant Secretary and has caused its corporate seal to be affixed hereto this 29th day of April, 1991.


                              CORTEX PHARMACEUTICALS, INC.



                              By:   /S/  VAUGHAN H. J. SHALSON
                                   ------------------------------------------
                                   Vaughan H. J. Shalson,
                                   President and Chief
                                   Executive Officer

(Corporate Seal)

ATTEST:



 /S/  D. SCOTT HAGEN
------------------------------
D. Scott Hagen
Assistant Secretary

                            CERTIFICATE OF CORRECTION
                                       OF
                           CERTIFICATE OF DESIGNATION,
                            PREFERENCES AND RIGHTS OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                          CORTEX PHARMACEUTICALS, INC.


     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is CORTEX PHARMACEUTICALS, INC.

     2. The Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of the corporation, which was filed by the Secretary of State of Delaware on April 29, 1991, is hereby corrected.

     3.   The defect to be corrected in said instrument is as follows:

          The conversion price of $1.345 per share listed at line 6 of subparagraph (a) of paragraph (2), CONVERSION, at page 2 of the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock shall be corrected to read as follows: $1.359.

     4.   Subparagraph (a) of paragraph (2) in corrected form is as follows:

     "    (a)  Each share of Series B Preferred Stock shall be convertible at the option of the holder thereof at the office of the Corporation or at the office of the transfer agent, if any, for the Series B Preferred Stock into shares of duly authorized, fully paid, and non-assessable shares of Common Stock at the conversion price of $1.359 per share of Common Stock (the "Conversion Rate"), subject to adjustment as provided in subsection (2)(c) below. The number of shares of Common Stock to be delivered upon conversion of the Series B Preferred Stock shall be determined by dividing the liquidation amount ($0.6667 per share) of the shares surrendered by the Conversion Rate at the time of surrender, calculated to the nearest 1/100th of a share (fractions of less than 1/100 being disregarded). The Corporation shall make no payment or adjustment on the account of any declared but unpaid dividends on the shares of Series B Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock."

     Signed and attested to on April 30, 1991.


                                        /s/  VAUGHAN H. J. SHALSON
                                        ----------------------------------------
                                        Vaughan H. J. Shalson, President and
                                        Chief Executive Officer


 /s/  D. SCOTT HAGEN
----------------------------------
D. Scott Hagen, Assistant
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                          CORTEX PHARMACEUTICALS, INC.

             (Pursuant to Section 151(g) of the General Corporation
                          Law of the State of Delaware)


          CORTEX PHARMACEUTICALS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority contained in Article Fourth, Section (A)(2) of its Restated Certificate of Incorporation, Paragraph (1) of its Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, its Board of Directors has duly adopted the following resolution decreasing the number of shares of the Series B Convertible Preferred Stock from 3,750,000 to 3,200,000:

               RESOLVED, that the number of shares constituting the Series B Convertible Preferred Stock be decreased from 3,750,000 to 3,200,000.

          IN WITNESS WHEREOF, CORTEX PHARMACEUTICALS, INC. has caused this Certificate of Decrease of Number of Shares of Series B Convertible Preferred Stock to be duly executed by its President and Chief Executive Officer and attested to by its Assistant Secretary and has caused its corporate seal to be affixed hereto this 22nd day of May, 1991.

                              CORTEX PHARMACEUTICALS, INC.



                              By:   /s/  VAUGHAN H. J. SHALSON
                                  ----------------------------------------------
                                  Vaughan H. J. Shalson,
                                  President and Chief
                                  Executive Officer
[Corporate Seal]


ATTEST:


 /s/  D. SCOTT HAGEN
-----------------------------
D. Scott Hagen,
Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CORTEX PHARMACEUTICALS, INC.



     CORTEX PHARMACEUTICALS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at its Annual Meeting. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that Article Fourth, paragraph (A)(1) of the Certificate of Incorporation of the Corporation be amended to read in its entirety:

          The aggregate number of shares which the Corporation shall have the authority to issue is 55,000,000, of which 5,000,000 shares of the par value of $.001 per share shall be designated "Preferred Stock" and 50,000,000 of the par value $.001 per share shall be designated "Common Stock."

     SECOND: That thereafter, pursuant to resolution of the Board of Directors, the Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Jay D. Glass, Ph.D., its President, and attested to by D. Scott Hagen, its Secretary, this 30th day of October, 1992.

                         CORTEX PHARMACEUTICALS, INC.


[SEAL]                   By:    /s/ JAY D. GLASS
                              --------------------------------------
                              Jay D. Glass, President

ATTEST:


By:  /s/ D. SCOTT HAGEN
    ----------------------------------
    D. Scott Hagen, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          CORTEX PHARMACEUTICALS, INC.,
                             A DELAWARE CORPORATION


        (Pursuant to Section 242 of the Delaware General Corporation Law)


     CORTEX PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify that:

     FIRST:    At a duly held meeting of the Board of Directors of the
Corporation, the Board of Directors of the Corporation duly adopted resolutions setting forth amendments to the Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

          "RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended to add ARTICLE TENTH, which shall read in its entirety as follows:

               `TENTH--REVERSE SPLIT. On the effective date of this amendment to the Restated Certificate of Incorporation (the "Effective Date"), the Common Stock of the Corporation will be reverse split on a one-for-five basis so that each authorized share of Common Stock immediately prior to the Effective Date shall automatically be converted into and reconstituted as one-fifth of a share of Common Stock (the "Reverse Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Split. In lieu thereof, each Stockholder whose shares of Common Stock are not evenly divisible by five will receive a cash payment to be calculated by multiplying the fraction of a share by the equivalent of the average of the last sale prices for one share of the Common Stock, as reported by Nasdaq, for the ten (10) trading days immediately preceding the Effective Date.'

          RESOLVED, that ARTICLE FOURTH (A)(1) of the Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

               `FOURTH: (A)(1)-AUTHORIZED CAPITAL. (A) The total number of shares of capital stock which the Company has the authority to issue is 25,000,000 consisting of 20,000,000 shares of Common Stock, $0.001 par value per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock").' "

     SECOND:   That thereafter, pursuant to resolution of its Board of
Directors, the Annual Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:    Said amendments were duly adopted in accordance with the
provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, CORTEX PHARMACEUTICALS, INC. has caused this Certificate of Amendment to be signed by D. Scott Hagen, its duly authorized Vice President and Chief Financial Officer, this 5th day of January, 1995.


                              CORTEX PHARMACEUTICALS, INC.,
                              a Delaware corporation



                              By:   /s/  D. SCOTT HAGEN
                                   ----------------------------------------
                                   D. Scott Hagen,
                                   Vice President and Chief Financial Officer

             CERTIFICATE OF DESIGNATION, NUMBER, POWERS, PREFERENCES
            AND RELATIVE, PARTICIPATING, OPTIONAL, AND OTHER SPECIAL
       RIGHTS AND THE QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, AND OTHER
           DISTINGUISHING CHARACTERISTICS OF SERIES C PREFERRED STOCK

                                       OF

                          CORTEX PHARMACEUTICALS, INC.


It is hereby certified that:

     1. The name of the Corporation (hereinafter called the "Corporation") is Cortex Pharmaceuticals, Inc., a Delaware corporation.

     2. The articles of incorporation of the Corporation authorizes the issuance of Five Million (5,000,000) shares of Preferred Stock of a par value of one one-hundredths of one cent ($.001) each and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more Series and by resolution or resolutions to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each Series to be issued.

     3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series C issue of Preferred Stock:

     RESOLVED, that One Hundred Sixty (160) of the Five Million (5,000,000) authorized shares of Preferred Stock of the Corporation shall be designated Series C Preferred Stock, $.001 per share, and shall possess the rights and privileges set forth below:

     Section 1. DESIGNATION AND AMOUNT. The shares of such Series shall be designated as "Series C Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be 160. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants to acquired shares of Series C Preferred Stock or upon the conversion of any outstanding securities issued by the Corporation convertible into Series C Preferred Stock.

     Section 2. RANK. The Series C Preferred Stock shall rank: (i) on parity with all of the Corporation's Series B Convertible Preferred Stock,
(ii) junior to all of the Corporation's 9% Cumulative Convertible Preferred Stock, and any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series C Preferred Stock (collectively, the "Senior Securities"); (iii) prior to all of the Corporation's Common Stock par value $.001 per share ("Common Stock");
(iv) prior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series C Preferred Stock of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); (v) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series C Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

     Section 3. DIVIDENDS. The Series C Preferred Stock will bear no dividends, and the holders of the Series C Preferred Stock ("Holders") shall not be entitled to receive dividends on the Series C Preferred Stock.

     Section 4.     LIQUIDATION PREFERENCE.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders of shares of Series C Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Corporation's Certificate of Incorporation or any certificate of designation of preferences, and prior and in preference to any distribution to Junior Securities but in parity with any distribution of Parity Securities, an amount per share equal to the sum of
(i) $25,000 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") and (ii) an amount equal to 10% of the Original Series C Issue Price per annum for the period that has passed since the date of issuance of any Series C Preferred Stock (such amount being referred to herein as the "Premium"). If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds thus distributed among the Holders of the Series C Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Series C Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the Holders of the Series C Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Certificate of Incorporation and any certificate of designation of preferences.

     (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's Certificate of Incorporation including any duly adopted certificate(s) of designation of preferences.

     (c) A sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4; provided that, a consolidation or merger of the Corporation with or into any other corporation or corporations shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section 4, but instead shall be treated pursuant to Section 5 hereof.

     Section 5. CONVERSION. The record Holders of this Series C Preferred Stock shall have conversion rights as follow (the "Conversion Rights"):

     (a) RIGHT TO CONVERT. Each record Holder of Series C Preferred Stock shall be entitled, commencing on the date of the last closing of a purchase and sale of Series C Preferred Stock that occurs pursuant to the offering of the Series C Preferred Stock by the Corporation (the

"Last Closing Date"), which is expected to be December 6, 1995, but in no event later than December 15, 1995 and at any time thereafter, subject to the Corporation's right of redemption set forth in Section 6(a) and Section 6(b), at the option of the Holder, at the office of the Corporation or any transfer agent for the Series C Preferred Stock, to convert shares of Series C Preferred Stock held by such Holder (but only in multiples of $25,000), into that number of fully-paid and non-assessable shares of Common Stock at the Conversion Rate, as defined below. Each record Holder of Series C Preferred Stock additionally shall be entitled (at the times and in the amounts set forth below), and, subject to the Corporation's right of redemption set forth in Section 6(a) and
Section 6(b), at the office of the transfer agent for the Series C Preferred Stock (the "Transfer Agent"), to convert portions of the Series C Preferred Stock held by such Holder (but only in multiples of $25,000) into that number of fully-paid and non-assessable shares of Common Stock at the Conversion Rate, as defined below. Each record Holder of Series C Preferred Stock shall be entitled to convert up to one-third of the shares of Series C Preferred Stock held by such Holder beginning 45 days following the Last Closing Date and an additional one-third of the shares of Series C Preferred Stock held by such Holder beginning 75 days following the Last Closing Date, and may convert any remaining Series C Preferred Stock beginning 105 days following the Last Closing Date, at the office of the Corporation or any Transfer Agent for the Series C Preferred Stock, into that number of fully-paid and non-assessable shares of Common Stock of the Corporation calculated in accordance with the following formula (the "Conversion Rate"):

Number of shares issued upon conversion of one share of Series C Preferred Stock

          =((.10) (N/365) (25,000) + (25,000) DIVIDED BY Conversion Price

     where,

          DEG. N = the number of days between (i) the Last Closing Date, as defined herein, and (ii) the applicable date of conversion for the shares of Series C Preferred Stock for which conversion is being elected, and

          DEG. CONVERSION PRICE = the lesser of (x) the average Closing Bid Price, as that term is defined below, for the five trading days ending on December 1, 1995, which amounts to $2.8250 (the "Fixed Conversion Price"), or (y) X times the average Closing Bid Price, as that term is defined below, of the Corporation's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as defined below, where X shall equal .85 + (1- (the average Closing Bid Price of the Corporation's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as that term is defined below, divided by the average Closing Bid Price of the Corporation's Common Stock for the ten (10) trading days immediately preceding the Date of Conversion)); provided that, in no event shall X be less than .85 or greater than 1.0.

     For purposes thereof, the term "Closing Bid Price" shall mean the closing bid price on the over-the-counter market as reported by NASDAQ, or if then traded on a national securities exchange or the National Market System, the mean of the high and low prices on the principal national securities exchange or the National Market System on which it is so traded.

     (b) MECHANICS OF CONVERSION. In order to convert Series C Preferred Stock into full shares of Common Stock, the Holder shall (i) fax a copy of the fully executed notice of conversion the form attached hereto ("Notice of Conversion") to the Corporation at such office that he elects to convert the same, which notice shall specify the number of shares of Series C Preferred Stock to be converted and shall contain a calculation of the Conversion Rate (together with a copy of the first page of each certificate to be converted) to the Corporation or its designated transfer agent prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion and (ii) surrender the original certificate or certificates therefor, duly endorsed, and the original Notice of Conversion by either overnight courier or 2-day courier, to the office of the Corporation or of any transfer agent for the Series C Preferred Stock; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Series C Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the Holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of this a certificate of certificates ("Stock Certificates") representing shares of Series C Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Stock Certificate(s) of like tenor and date. No fractional shares of Common Stock shall be issued upon conversion of this Series C Preferred Stock. If any conversion of the Series C Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares. In the case of a dispute as to the calculation of the Conversion Rate, the Corporation's calculation shall be deemed conclusive absent manifest error.

     The Corporation shall use all reasonable efforts to issue and deliver within three (3) business days after delivery to the Corporation of such certificates, or after such agreement and indemnification, to such Holder of Series C Preferred Stock at the address of the Holder on the books of the Corporation, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Corporation before midnight, New York City time, on the Date of Conversion, and (ii) that the original Stock Certificates representing the shares of Series C Preferred Stock to be converted are surrendered by depositing such certificates by either overnight courier or 2-day courier, as provided above, and received by the transfer agent or the Corporation within five business days thereafter. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Sock on such date. If the original Stock Certificates representing the Series C Preferred Stock to be converted are not received by the transfer agent or the Corporation within five business days after the Date of Conversion or if the facsimile of the Notice of Conversion is not received by the Corporation or its designated transfer agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Corporation's option, may be declared null and void.

     Following conversion of shares of Series C Preferred Stock, such shares of Series C Preferred Stock will no longer be outstanding.

     (c) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock, the Corporation will use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (d) AUTOMATIC CONVERSION. Each share of Class C Preferred Stock outstanding on December 6, 1997 automatically shall be converted into Common Stock on such date at the Conversion Price then in effect (calculated in accordance with the formula in Section 5(a) above) and December 6, 1997 shall be deemed the Date of Conversion with respect to such conversion.

     (e)  ADJUSTMENT TO CONVERSION RATE.

          (i) If, prior to the conversion of all the Series C Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Rate shall be proportionately adjusted, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Rate shall be proportionately adjusted.

          (ii) If, prior to the conversion of all Series C Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, or other property then the Holders of Series C Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Series C Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series C Preferred Stock held by such Holders had such merger, consolidation, exchange of share, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series C Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Rate and the number of shares issuable upon conversion of the Series C Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in this subsection 5(e) unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the Holders of the Series C Preferred Stock such shares of stock and/or securities or other property as, in accordance with the foregoing provisions, the Holders of the Series C Preferred Stock may be entitled to receive upon conversion of the Series C Preferred Stock.

          (iii) If any adjustment under this Section 5(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

     Section 6.     CASH REDEMPTION BY CORPORATION.

     (a) CORPORATION'S RIGHT TO REDEEM UPON RECEIPT OF NOTICE OF CONVERSION. The Corporation shall have the right, in its sole discretion, upon receipt of a Notice of Conversion pursuant to Section 5, to redeem in whole or in part any Series C Preferred Stock submitted for conversion, immediately prior to conversion. If the Corporation elects to redeem some, but not all, of the Series C Preferred Stock submitted for conversion, the Corporation shall redeem from among the Series C Preferred Stock submitted by the various Holders thereof for conversion on the applicable date, a pro-rata amount from each Holder so submitting Series C Preferred Stock for conversion. The Corporation shall effect each such redemption by giving notice ("Notice of Redemption Upon Receipt of Notice of Conversion") of its election to redeem, by facsimile within one business day following receipt of a Notice of Conversion from a Holder, with a copy by 2-day courier, to the Holders of Series C Preferred Stock selected for redemption, at the address and facsimile number of such Holder appearing in the Corporation's register for the Series C Preferred Stock and (B) the Corporation's transfer agent. Such Notice of Redemption Upon Receipt of Notice of Conversion shall indicate the number of shares of Holder's Series C Preferred Stock that have been selected for redemption, the Date of Redemption Upon Receipt of Notice of Conversion (as defined below) and the applicable Redemption Price Upon Receipt of Notice of Conversion, as defined below. If the Notice of Redemption Upon Receipt of Notice of Conversion is not received within the times specified above or does not meet the conditions specified above, the Notice of Redemption Upon Receipt of Notice of Conversion shall become null and void (unless otherwise agreed in writing by the Holder). The Corporation shall not be entitled to send any Notice of Redemption Upon Receipt of Notice of Conversion and begin the redemption procedure unless it has (x) the full amount of the Redemption Price Upon Receipt of Notice of Conversion, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (y) immediately available credit facilities, in the full amount of the Redemption Price Upon Receipt of Notice of Conversion, with a bank or similar financial institution on the date the Notice of Redemption Upon Receipt of Notice of Conversion is sent to the applicable Holder.

     The Redemption Price Upon Receipt of Notice of Conversion per share of Series C Preferred Stock shall equal the Closing Bid Price on the Date of Conversion, multiplied by the number of shares of Common Stock that would otherwise have been issuable had the shares of Series C Preferred Stock redeemed been converted on the Date of Conversion as to such shares.

     For the purposes of the above formula, "N," "Closing Bid Price" and "Conversion Price" shall have the meanings set forth in Section 5(a) and "Date of Redemption Upon Notice of Conversion" shall be deemed to be the Conversion Date (as that term is defined in Section 5(b) above).


     The Redemption Price Upon Receipt of Notice of Conversion shall be paid to the Holder of Series C Preferred Stock redeemed within 10 business days of the delivery of the Notice of Redemption Upon Receipt of Notice of Conversion to such Holder; provided, however, that the Corporation shall not be obligated to deliver any portion of the Redemption Price Upon Receipt of Notice of Conversion unless either the certificates evidencing the Series C Preferred Stock redeemed are delivered to the Transfer

Agent as provided in Section 5(b), or the Holder notifies the Transfer Agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Notwithstanding the foregoing, in the event that the certificates evidencing the Series C Preferred Stock redeemed are not delivered to the Transfer Agent as provided in Section 5(b), the redemption of the Series C Preferred Stock pursuant to this Section 6(a) shall still be deemed effective as of the Date of Redemption Upon Receipt of Notice of Conversion.

     (b) CORPORATION'S RIGHT TO REDEEM AT ITS ELECTION. Commencing 45 days after the Last Closing Date, the Corporation shall have the right in its sole discretion, to redeem from time to time, any or all of the Series C Preferred Stock; provided that, the Corporation shall only be entitled to redeem shares of Series C Preferred Stock with an aggregate Stated Value (as defined below) of at least One Million Dollars ($1,000,000) on the first such redemption. If the Corporation elects to redeem some, but not all, of the Series C Preferred Stock, the Corporation shall redeem a pro-rata amount from each Holder of Series C Preferred Stock. The Corporation shall effect each such redemption by giving at least 30 days prior written notice ("Notice of Redemption At Corporation's Election") to (A) the Holders of Series C Preferred Stock selected for redemption, at the address and facsimile number of such Holder appearing in the Corporation's register for the Series C Preferred Stock and (B) the Transfer Agent, which Notice of Redemption At Corporation's Election shall be deemed to have been delivered three (3) business days after the Corporation's mailing (by overnight courier, with a copy by facsimile) of such Notice of Redemption At Corporation's Election. Such Notice of Redemption At Corporation's Election shall indicate the number of shares of Holder's Series C Preferred Stock that have been selected for redemption, the date which such redemption is to become effective (the "Date of Redemption At Corporation's Election") and the applicable Redemption Price At Corporation's Election, as defined below. The Corporation shall not be entitled to send any Notice of Redemption At Corporation's Election and begin the redemption procedure unless it has (x) the full amount of the Redemption Price At Corporation's Election, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (y) immediately available credit facilities, in the full amount of Redemption At Corporation's Election, with a bank or similar financial institution on the date the Notice of Redemption At Corporation's Election is delivered to the applicable Holder. Notwithstanding the above, the Holder may convert any or all of its Series C Preferred Stock that is eligible for conversion, which would otherwise be subject to redemption under this
Section 6(b), by submitting a Notice of Conversion prior to the Date of Redemption At Corporation's Election.

     For purposes of this Section 6(b), "Stated Value" shall mean the Original Series C Issue Price of the shares of Series C Preferred Stock redeemed pursuant to this Section 6(b), as defined in Section 4(a), together with the accrued but unpaid Premium (as defined in Section 4(a)), on such shares of Series C Preferred Stock, as of the Date of Redemption At Corporation's Election.

     The Redemption Price At Corporation's Election shall be calculated as a percentage of Stated Value of the shares of Series C Preferred Stock redeemed pursuant to this Section 6(b), which percentage shall vary depending on the date of Delivery of the Notice of Redemption at Corporation's Election, and shall be determined as follows:

          Date of Delivery of Notice of
     Redemption at Corporation's Election                    % of Stated Value
     ------------------------------------                    -----------------
45 days to 6 months following Last Closing Date                   130%
6 months and 1 day to 12 months following Last Closing Date       125%
12 months and 1 day to 18 months following Last Closing Date      120%
18 months and 1 day to 24 months following Last Closing Date      115%

The Redemption Price At Corporation's Election shall be paid to the Holder of Series C Preferred Stock redeemed within 10 business days of the Date of Redemption At Corporation's Election; provided, however, that the Corporation shall not be obligated to deliver any portion of the Redemption Price At Corporation's Election unless either the certificates evidencing the Series C Preferred Stock redeemed are delivered to the Transfer Agent prior to the 10th business day following the Date of Redemption At Corporation's Election, or the Holder notifies the Transfer Agent that such certificates have been lost, stolen or destroyed and executed an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Notwithstanding the foregoing, in the event that the certificates evidencing the Series C Preferred Stock redeemed are not delivered to the Transfer Agent prior to the 10th business day following the Date of Redemption At Corporation's Election, the redemption of the Series C Preferred Stock pursuant to this Section 6(b) shall still be deemed effective as of the Date of Redemption At Corporation's Election and the Redemption Price At Corporation's Election shall be paid to the Holder of Series C Preferred Stock redeemed within 5 business days of the date the certificates evidencing the Series C Preferred Stock redeemed are actually delivered to the Transfer Agent.

     Section 7.     ADVANCE NOTICE OF REDEMPTION

     (a) HOLDER'S RIGHT TO ELECT TO RECEIVE NOTICE OF CASH REDEMPTION BY CORPORATION. Holder shall have the right to require Corporation to provide advance notice stating whether Corporation will elect to redeem Holder's shares in cash, pursuant to Corporation's redemption rights discussed in Section 6.

     (b) MECHANICS OF HOLDER'S ELECTION NOTICE. Holder shall send notice ("Election Notice") to Corporation and such other person(s) as the Corporation may designate, by facsimile, stating Holder's intention to require Corporation to disclose that if Holder were to exercise his, her or its right of conversion (pursuant to section 5) whether Corporation would elect to redeem Holder's convertible Security for cash in lieu of issuing Common Stock. Corporation is required to disclose to Holder what action Corporation would take over the subsequent five ten day period, including the date Corporation receives such Election Notice.

     (c) CORPORATION'S RESPONSE. Corporation must respond within one business day of receipt of Holder's Election Notice (1) via facsimile and (2) via overnight courier. If Corporation does not respond to Holder within one business day via facsimile and overnight courier, Corporation shall be required to issue to Holder Common Stock upon Holder's conversion within the subsequent five day period.

     Section 8. VOTING RIGHTS. Except as otherwise provided by the Delaware Business Corporation Act ("Delaware Law"), the holders of the Series C Preferred Stock shall have no voting power whatsoever, and no holder of Series C Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the stockholders thereof or be entitled to notification as to any meeting of the stockholders.

     To the extent that under Delaware Law the vote of the holders of the Series C Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series C Preferred Stock (except as otherwise may be required under Delaware Law) shall constitute the approval of such action by the class. To the extent that under Delaware Law the holders of the Series C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated. Holders of the Series C Preferred Stock shall be entitled to notice of all stockholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and applicable statutes.

     Section 9. PROTECTIVE PROVISIONS. So long as shares of Series C Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by Delaware Law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock:

     (a) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock or any Senior Securities so as to affect adversely the Series C Preferred Stock;

     (b) create any new class or series of stock having a preference over the Series C Preferred Stock with respect to Distributions (as defined in Section 2 above); or

     (c) do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Series C Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

     Section 10. STATUS OF REDEEMED OR CONVERTED STOCK. In the event any shares of Series C Preferred Stock shall be redeemed or converted pursuant to
Section 5 or Section 6 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series C Preferred Stock.

     Section 11. PREFERENCE RIGHTS. Nothing contained herein shall be construed to prevent the Board of Directors of the Corporation from issuing one or more series of Preferred Stock with dividend and/or liquidation preferences equal to or junior to the dividend and liquidation preferences of the Series C Preferred Stock.

     FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series C Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said Series, be deemed to be included in and be a part of the certificate of incorporation of the Corporation pursuant to the provisions of the Delaware Business Corporation Act.

Signed on December 7, 1995


                                   /s/ D. Scott Hagen
                                   --------------------------------------
                                   D. Scott Hagen, Acting President

Attest:


 /s/ D. Scott Hagen
--------------------------------
D. Scott Hagen, Secretary

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder in order to Convert the Preferred Stock)


     The undersigned hereby irrevocably elects to convert _______shares of Series C Preferred Stock, represented by stock certificate No(s). (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of Cortex Pharmaceuticals, Inc. (the "Corporation"), according to the conditions of the Certificate of Designation of Series C Preferred Stock, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

     The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series C Preferred Stock shall be made in compliance with Regulation S, pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act") or pursuant to an exemption from registration under the Act.


Date of Conversion:
                    ----------------------


Applicable Conversion Price:
                            --------------

Signature:
          --------------------------------

Name:
     -------------------------------------

Address:
        ----------------------------------


* No shares of Common Stock will be issued until the original Series C Preferred Stock Certificate(s) to be converted and the Notice of Conversion are received by the Transfer Agent.

                           CERTIFICATE OF DESIGNATION
                                       OF
                          CORTEX PHARMACEUTICALS, INC.

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware
                              --------------------


          CORTEX PHARMACEUTICALS, INC., a Delaware corporation (the "Corporation"), hereby certifies that the following resolution has been duly adopted by a duly authorized committee of the Board of Directors of the
Corporation:
               RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board") by the provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the 5,000,000 shares of Preferred Stock, par value $.001 per share, of the Corporation authorized in Article FOURTH of the Restated Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock of the Corporation consisting of 500 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions:

     a. DESIGNATION. The designation of the series of Preferred Stock fixed by this resolution shall be "Series D Convertible Preferred Stock" (hereinafter referred to as the "Series D Preferred Stock").

     b.        CONVERSION RIGHTS.

          i. RIGHT TO CONVERT. The total number of original shares of Series D Preferred Stock acquired by any holder may be converted, at the option of the holder thereof, at any time after the earlier to occur of (i) date that the Registration Statement (referred to in and defined in Section 4(c) of the Securities Subscription Agreement, dated October 15, 1996, between the Corporation and the initial holder of the Series D Preferred Stock) is declared effective by the Securities and Exchange Commission or (ii) 180 days from the date of original issuance of the Series D Preferred Stock, without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of common stock, $.001 par value per share, of the Corporation (the "Common Stock") determined as follows. The number of shares issuable upon conversion of one share of Series D Preferred Stock shall be:

             X = ((0.06)(N/365)($10,000) + $10,000)/Conversion Price

where N is the number of calendar days between the applicable closing date and the applicable conversion date. The "Conversion Price" shall be equal to the lower of (i) 110% of the five day average closing bid price of the Common Stock for the five trading days immediately preceding the date of original issuance of Series D Preferred Stock or (ii) eighty-two percent (82%) of the average closing bid price of a share of Common Stock as reported on the NASDAQ Small Cap Market (or, in the event that such security is not traded on the NASDAQ Small Cap Market, such other national or regional securities exchange or automated quotations system upon which the Common Stock is listed and principally traded or, in the event that the Common Stock is not listed on any exchange or quoted on the NASDAQ Stock Market, any trading market in which quotes can be obtained) over the five consecutive trading days immediately preceding the date of the Conversion Notice (as defined in Section 2(b) hereof).

          ii. MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Series D Preferred Stock. If upon conversion of shares of Series D Preferred Stock held by a registered holder which are being converted, such registered holder would, but for the provisions of this Section 2(b), receive a fraction of a share of Common Stock thereon, then in lieu of any such fractional share to which such holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series D Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice (the "Conversion Notice") to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the name or names of its nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, but in any event within three business days of the date of its receipt of the original Conversion Notice and the certificate or certificates representing the shares of Series D Preferred Stock to be converted, issue and deliver or cause to be issued and delivered to such holder of Series D Preferred Stock, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made on the date that the Corporation first receives the Conversion Notice, by telecopier or otherwise, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon the conversion of any shares of Series D Preferred Stock, such shares shall be restored to the status of authorized but unissued shares of Series D Preferred Stock and may be reissued by the Corporation at any time.

          iii. NOTICES OF RECORD DATE. In the event of (i) any declaration by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or
               (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series D Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying
               (A) the date on which any such record is to be declared for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution or winding up.

          iv. STOCK DIVIDENDS; STOCK SPLITS; ETC. In the event that the Corporation shall (i) take a record of holders of shares of the Common

               Stock for the purpose of determining the holders entitled to receive a dividend payable in shares of Common Stock,
               (ii) subdivide the outstanding shares of Common Stock,
               (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue, by reclassification of the Common Stock, any other securities of the Corporation, then, in each such case, the Conversion Price then in effect shall be adjusted so that upon the conversion of each share of Series D Preferred Stock then outstanding the number of shares of Common Stock into which such shares of Series D Preferred Stock are convertible immediately after the happening of any of the events described in clauses (i) through (iv) above shall be the number of such shares of Common Stock that would have been held by the holder had such shares of Series D Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto.

          v. MANDATORY CONVERSION. If not sooner converted, all outstanding shares of Series D Preferred Stock shall be subject to mandatory conversion on the second anniversary of the date of original issuance thereof. For purposes of clause (b) above, such second anniversary date shall be deemed to be the date on which the Corporation receives a Conversion Notice with respect to the then outstanding shares of Series D Preferred Stock.

          vi. COMMON STOCK RESERVED. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the then outstanding shares of Series D Preferred Stock.

     c. VOTING RIGHTS OF SERIES D PREFERRED STOCK. Except as otherwise required by law, the holders of outstanding shares of Series D Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation.

     d. PREFERENCE ON LIQUIDATION. Subject to the liquidation preferences of any series of Preferred Stock other than the Series D Preferred Stock, including, without limitation, any liquidation preferences that provides for payments to any series of Preferred Stock or the Common Stock prior to or on a parity with any payment to holders of the Series D Preferred Stock provided for below (including any preferences that provide for additional parity or non-parity payments to the holders of the Series D Preferred Stock), in the event of any liquidation, dissolution or winding up of the Corporation, distributions to holders of Series D Preferred Stock, and holders of Common Stock shall be made in the following manner:

          i. The holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount of $10,000 plus (0.06)(N/365)($10,000), where N is the number of calendar days since the issuance of such share of Series D Preferred Stock, per share of each share of Series D Preferred Stock then held by them, adjusted for any stock split, stock combination, stock distribution or stock dividend with respect to such shares. The Series D Preferred Stock shall rank junior to the 9% Cumulative Preferred Stock, Series B Preferred Stock and Series C

               Preferred Stock of the Corporation, but senior to any other series of preferred stock hereinafter designated by the Corporation, as to the distribution of assets and funds upon dissolution, liquidation or winding up of the Corporation.

          ii. After payment in full to (i) the holders of Series D Preferred Stock of all amounts exclusively payable on or with respect to said shares pursuant to Section 5(a) above, the holders of the Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to the stockholders upon the dissolution, liquidation or winding up of the Corporation. If the assets and funds available for distribution among the holders of the Common Stock or of any other series of Preferred Stock ranking on a parity with the Common Stock with respect to this Section 5(b) as to the distribution of assets upon such dissolution, liquidation or winding up shall be insufficient to permit the payment to such holders of their full liquidation payments, then the entire remaining assets and funds of the Corporation legally available for such distribution shall be distributed ratably among such holders in proportion to their aggregate preferential amounts.

          iii. A consolidation or merger of the Corporation with or into another corporation or entity in a transaction involving the disposition of more than fifty percent (50%) of other voting power of the Corporation, or a sale of all or substantially all of the assets of the Corporation (a "Sale of the Corporation") shall be regarded as a dissolution, liquidation or winding up of the Corporation within the meaning of this Section 5. The Corporation shall not consummate a Sale of the Corporation before the expiration of ten (10) days after mailing written notice of the proposed Sale of the Corporation to the holders of record of the Series D Preferred Stock.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its Vice President and Chief Financial Officer, this 15th day of October, 1996.

                                   CORTEX PHARMACEUTICALS, INC.


                                   By:   /s/ D. Scott Hagen
                                      ------------------------------------
                                         Name:    D. Scott Hagen
                                         Title:   Vice President and Chief
                                                  Financial Officer